Exhibit 99.1
PRESS RELEASE
For Immediate Release
Contact: Michael O. Banks — 570-200-1340
PENN MILLERS REPORTS ON THIRD QUARTER RESULTS ENDED SEPTEMBER 30, 2011
AND IMPACT OF OCTOBER GRAIN ELEVATOR LOSS
Wilkes-Barre, Pennsylvania, (Business Wire) November 10, 2011 — Penn Millers Holding Corporation (NASDAQ: PMIC) (“Penn Millers” or “the Company”) reported today its financial results for the third quarter and nine months ended September 30, 2011. For the three months ended September 30, 2011, Penn Millers reported a net loss of $2.8 million, or $0.62 per diluted share, compared to a net loss of $3.2 million, or $0.71 per diluted share for the third quarter of 2010. For the nine months ended September 30, 2011, Penn Millers reported a net loss of $5.3 million, or $1.18 per diluted share, compared to a net loss of $4.7 million, or $1.02 per diluted share for the nine months ended September 30, 2010. Key highlights for the third quarter and year to date periods are:
•	Total consolidated revenues for the third quarter of 2011 were $19.2 million, flat compared to $19.2 million for the same quarter in 2010. For the nine month period, total consolidated revenues were $56.8 million in 2011, compared to $57.8 million in 2010.
•	Net premiums written for the third quarter of 2011 were $1.1 million higher than the third quarter of 2010. Penn Millers’ Agribusiness segment had increases in 2011 net premiums written of $2.5 million in the third quarter, which was offset by declines in the Commercial Business segment of $1.4 million. Net premiums written for the nine month period of 2011 were $0.1 million lower than the nine month period of 2010. The Agribusiness segment had increases in 2011 net premiums written of $3.6 million, or 10.6%, which was more than offset by declines in the Commercial Business segment. The declines in both the three and nine month periods in the Commercial Business segment were due to the financial underwriting and pricing actions being taken on the Solutions product.

•	Realized gains were $0.5 million lower in the 2011 third quarter compared to 2010. In the third quarter of 2010, the Company sold investments and recognized $0.6 million of pre-tax capital gains in order to recapture some of the tax benefits on capital losses taken in 2008.
•	Penn Millers’ combined ratio for the third quarter of 2011 was 120.3%, compared to 114.4% for the third quarter of 2010. On a year to date basis, the Company’s combined ratio was 119.4% in 2011 and 119.3% in 2010.
•	Penn Millers was adversely impacted by catastrophe losses in the third quarter of 2011 that accounted for approximately 19 loss ratio points of its 86.0% third quarter loss ratio. Hurricane Irene contributed approximately $2.4 million, or 13.3 loss ratio points, to the total catastrophe losses, with the remainder mostly attributable to various flooding, hail and wind events in the Midwest. In addition to the third quarter catastrophe losses, other weather-related losses were $3.5 million, or approximately 20 loss ratio points. These weather losses were mostly concentrated in five large claims over a diverse geographic area.

•	Excluding the catastrophe and other weather-related losses reported for 2011 and 2010, the nine month combined ratio of the Company’s Agribusiness segment improved by nearly 9 points compared to 2010. Excluding the catastrophe and other weather-related losses reported for 2011 and 2010, the nine month period combined ratio for the Commercial Business segment decreased from 121.1% in 2010 to 102.5% in 2011.

•	The loss ratios for both the quarter and year to date periods were positively impacted by net favorable loss development on prior accident year reserves of $3.6 million and $7.9 million, respectively.

•	In the third quarter of 2010, Penn Millers recorded a tax valuation allowance against its net deferred tax assets, which was the primary cause of the $2.7 million of income tax expense for that quarter.

•	Book value per share decreased by $1.21 per share compared to December 31, 2010, and was $19.64 per share at September 30, 2011.

•	Shareholders’ equity decreased from $93.0 million at December 31, 2010 to $89.1 million at September 30, 2011, primarily as a result of the net loss for the year to date period.
Also the Company announced that on October 30, 2011, the Company received the first notice of a severe explosion that occurred at an insured grain elevator on October 29, 2011. The Company carried only the property coverage for the insured location and is in the process of estimating the total incurred loss, with current estimates in a range of $4.0 million to $6.0 million. Under the terms of its property reinsurance treaty, the Company retains the first $1 million of any one loss. However, the claim is likely to trigger reinstatement premiums owed under the treaty, which the Company currently estimates to be in a range of $3.7 million to $4.8 million.
The Company provides property and casualty insurance through its wholly owned subsidiary, Penn Millers Insurance Company. Penn Millers Insurance Company provides agribusiness insurance and commercial lines insurance in 34 states. Penn Millers Insurance Company is rated “A-” (Excellent) by A.M. Best Company, Inc. The Company is located at 72 North Franklin Street in Wilkes-Barre, PA. The Company’s web address is http://www.pennmillers.com.

Important Information for Investors and Shareholders

In connection with the previously announced proposed merger between the Company and ACE American Insurance Company (the “Merger”), the Company has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by the Company at the SEC’s web site at http://www.sec.gov or at the Company’s web site at http://www.pennmillers.com. The proxy statement and such other documents may also be obtained at no cost from the Company by directing such request to Penn Millers Holding Corporation, 72 North Franklin Street, P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016, or by telephone at (800) 233-8347.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the special meeting of shareholders.

Some of the statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “stand to,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain the Company shareholder approval or the failure to satisfy other conditions to completion of the proposed Merger, including receipt of regulatory approvals; risks that the proposed Merger disrupts current plans and operations; the ability to retain key personnel through the closing of the Merger; the ability to recognize the benefits of the proposed Merger; the amount of the costs, fees, expenses and charges related to the proposed Merger, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business, including the effects of climate change; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K filed with the SEC and in our other public filings with the SEC. Investors and shareholders are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this disclosure. The Company undertakes no obligation to update any forward-looking statements.
Contact: Michael O. Banks of Penn Millers Holding Corporation, (570) 200-1340

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
U.S. GAAP ratios:
Loss and loss adjustment expense ratio	86.0%	79.9%	82.6%	84.4%
Underwriting expense ratio	34.3%	34.5%	36.8%	34.9%

Combined ratio	120.3%	114.4%	119.4%	119.3%

Return on average shareholders’ equity (1)	-11.9%	-12.7%	-7.7%	-6.4%

Basic net loss per common share	$(0.62)	$(0.71)	$(1.18)	$(1.02)

Diluted net loss per common share	$(0.62)	$(0.71)	$(1.18)	$(1.02)

Net book value per share			$19.64	$21.11

(1)	Return on average shareholders’ equity is annualized.

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Balance Sheets
September 30, 2011 and December 31, 2010
(Dollars in thousands, except share data)

	September 30,	December 31,
	2011	2010
	(Unaudited)
Assets
Investments:
Fixed maturities:
Available for sale, at fair value (amortized cost $158,711 in 2011 and $158,193 in 2010)	$164,419	162,771
Equity Securities:
Available for sale, at fair value (cost $10,949 in 2011 and $10,885 in 2010)	10,285	10,874
Cash and cash equivalents	5,450	6,510
Premiums and fees receivable	28,152	28,394
Reinsurance receivables and recoverables	28,153	24,912
Deferred policy acquisition costs	9,348	9,735
Prepaid reinsurance premiums	4,043	4,320
Accrued investment income	1,503	1,621
Property and equipment, net of accumulated depreciation	3,021	3,323
Income taxes receivable	7	1,253
Other	953	1,008

Total assets	$255,334	254,721

Liabilities and Shareholders’ Equity
Liabilities:
Losses and loss adjustment expense reserves	$117,059	109,973
Unearned premiums	42,042	42,807
Accounts payable and accrued expenses	7,096	8,913

Total liabilities	166,197	161,693

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000; no shares issued or outstanding	—	—
Common stock, $0.01 par value, authorized 10,000,000; issued 2011, 5,444,022 and 2010, 5,444,022; outstanding 2011, 4,537,915 shares and 2010, 4,462,131 shares	54	54
Additional paid-in capital	51,378	51,068
Accumulated other comprehensive income	2,410	2,054
Retained earnings	45,670	50,993
Unearned ESOP, 436,499 and 476,999 shares	(4,365)	(4,770)
Treasury stock, at cost, 469,608 and 504,892 shares	(6,010)	(6,371)

Total shareholders’ equity	89,137	93,028

Total liabilities and shareholders’ equity	$255,334	254,721

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)
Three Months Ended September 30, 2011 and 2010
(Dollars in thousands, except share data)

	2011	2010
Revenues:
Premiums earned	$17,721	17,184
Investment income, net of investment expense	1,373	1,339
Realized investment gains, net:
Total other-than-temporary impairment losses	—	—
Portion of loss recognized in other comprehensive income	—	—
Other realized investment gains, net	92	639

Total realized investment gains, net	92	639

Other income	30	56

Total revenues	19,216	19,218

Losses and expenses:
Losses and loss adjustment expenses	15,245	13,733
Amortization of deferred policy acquisition costs	4,948	5,103
Underwriting and administrative expenses	1,136	826
Merger expenses	822	—
Interest (income) expense	(47)	6
Other expense, net	18	38

Total losses and expenses	22,122	19,706

Loss before income taxes	(2,906)	(488)
Income tax (benefit) expense	(89)	2,676

Net loss	$(2,817)	(3,164)

Earnings per share:
Basic net loss per common share	$(0.62)	(0.71)

Diluted net loss per common share	$(0.62)	(0.71)

PENN MILLERS HOLDING CORPORATION AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)
Nine Months Ended September 30, 2011 and 2010
(Dollars in thousands, except share data)

	2011	2010
Revenues:
Premiums earned	$51,443	50,919
Investment income, net of investment expense	4,218	4,363
Realized investment gains, net:
Total other-than-temporary impairment losses	—	—
Portion of loss recognized in other comprehensive income	—	—
Other realized investment gains, net	944	2,305

Total realized investment gains, net	944	2,305

Other income	186	236

Total revenues	56,791	57,823

Losses and expenses:
Losses and loss adjustment expenses	42,508	42,990
Amortization of deferred policy acquisition costs	14,688	15,139
Underwriting and administrative expenses	4,255	2,657
Merger expenses	952	—
Interest (income) expense	(31)	6
Other expense, net	72	108

Total losses and expenses	62,444	60,900

Loss before income taxes	(5,653)	(3,077)
Income tax (benefit) expense	(330)	1,604

Net loss	$(5,323)	(4,681)

Earnings per share:
Basic net loss per common share	$(1.18)	(1.02)

Diluted net loss per common share	$(1.18)	(1.02)

Reconciliation of non-GAAP Measures
The Company uses a non-GAAP financial measure called “operating income (loss) from operations” which excludes realized investment gains or losses. Management believes this is useful to investors because investment gains and losses could distort the analysis of insurance operating trends. While these measures are utilized by investors to evaluate performance, they are not a substitute for the U.S. GAAP financial measure of “net income (loss).” Therefore, a reconciliation of these non-GAAP financial measures to the U.S. GAAP financial measure of “net income (loss)” is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(dollars in thousands)

Operating loss from operations	$(2,878)	(3,585)	$(5,946)	(6,202)
Net realized investment gains, net of income taxes	61	421	623	1,521

Net loss	$(2,817)	(3,164)	$(5,323)	(4,681)